Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 132 to the Registration Statement on Form N-1A of Fidelity Puritan Trust: Fidelity Balanced Fund of our report dated October 30, 2007 and Fidelity Puritan Fund of our report dated November 1, 2007 on the financial statements and financial highlights included in the August 31, 2007 Annual Reports to Shareholders; and Fidelity Low-Priced Stock Fund of our report dated September 18, 2007 on the financial statements and financial highlights included in the July 31, 2007 Annual Report to Shareholders, which are incorporated by reference into the Registration Statement.

We further consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
March 3, 2008